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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Thomas & Betts Corporation

     We hereby consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the Thomas & Betts Corporation Nonemployee Directors Stock Option Plan, of our report dated February 5, 1999, which appears in the Thomas & Betts Corporation Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended January 3, 1999.


                                             KMPG LLP


Memphis, Tennessee
June 10, 1999